United States
Securities and Exchange Commission
Washington, D.C. 20549

FORM 8-K
Current Report Pursuant to
Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2013
(Date of Report)

Ceetop Inc.
(Exact name of registrant as specified in its charter)

Oregon	000-32629	98-0408707
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

A2803, Lianhe Guangchang, 5022 Binhe Dadao, Futian District, Shenzhen, China	518033
(Address of principal executive offices)	(Zip Code)

(86-755) 3336-6628
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement

Item 3.02 Unregistered Sales of Equity Securities

On December 4, 2013 Hangzhou Ceetop Network Technology Co. Ltd. (“Hangzhou”), subsidiary of China Ceetop.com, Inc. (the “Company”), entered into an agreement with Liu, Weiliang, CEO of the Company.   This agreement provides that Mr. Liu shall: serve as CEO for a period of three years commencing December 1, 2013; receive a monthly salary of RMB 10,000 yuan; and receive 400,000 shares of common stock of the Company (the “Shares”).

On December 4, 2013 Hangzhou entered into an agreement with Jia, Shengming, CFO of the Company.   This agreement provides that Mr. Jia shall: serve as CFO for a period of three years commencing December 1, 2013; receive a monthly salary of RMB 10,000 yuan; and receive 250,000 shares of common stock of the Company (also included in the definition of “Shares”).

The issuance of the securities referenced above were not registered under the Securities Act of 1933, and was made in reliance upon the exemptions from the registration requirements of the Securities Act set forth in Regulation S thereof.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Number	Description
10.1	Agreement dated December 4, 2013 between Hangzhou Ceetop Network Technology Co., Ltd. and Liu, Weiliang.
10.2	Agreement dated December 4, 2013 between Hangzhou Ceetop Network Technology Co., Ltd. and Jia, Shengming.

SIGNATURES

                Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 5, 2013	CEETOP, INC.

/s/ Weiliang Liu
Weiliang Liu
President